Exhibit 99.7

STERLING
FINANCIAL CORPORATION

STERLING FINANCIAL CORPORATION
111 NORTH WALL ST
SPOKANE, WA 99201

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON 1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on [ ], 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [ ], 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
	CONTROL # → 000000000000
THE COMPANY NAME INC. - COMMON	SHARES 123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the following proposals:	**For**	**Against**	**Abstain**
1 Adoption and approval of the Agreement and Plan of Merger, dated as of September 11, 2013, by and between Sterling Financial Corporation and Umpqua Holdings Corporation, pursuant to which Sterling will merge with and into Umpqua.	☐	☐	☐
2 Approval, on an advisory (non-binding) basis, of the compensation that is tied to or based on the merger and that will or may be paid to Sterling's named executive officers in connection with the merger.	☐	☐	☐
3 Approval of the adjournment of the Sterling special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sterling merger proposal.	☐	☐	☐

NOTE: Shares represented by a properly executed proxy card will be voted in accordance with instructions appearing on the proxy card and in the discretion of the proxy agents as to any other matters that may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

JOB #

SHARES
CUSIP #
SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

#85416204v3

#85416204v3 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com . STERLING FINANCIAL CORPORATION Special Meeting of Shareholders [ ], 2014 at [ ] This proxy is solicited by the Board of Directors The undersigned shareholder hereby appoint(s) J. Gregory Seibly, Ezra A. Eckhardt, Patrick J. Rusnak and Robert G. Butterfield, and each of them, as proxy agents, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STERLING FINANCIAL CORPORATION that the undersigned shareholder is entitled to vote at the Special Meeting of Shareholders to be held at [ ] on [ ], 2014, at [ ], or at any adjournment or postponement thereof, upon the proposals listed on the reverse side, and in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR proposals 1, 2 and 3 and in the discretion of the proxy agents upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side 00 00 16 39 12 _2 R1 .0. 0. 51 16 0